Exhibit 10.3

Lifeline Systems, Inc.

Non-Employee Director Nonstatutory Stock Option Agreement

Granted Under 2000 Stock Incentive Plan

1. Grant of Option.

This agreement evidences the grant by Lifeline Systems, Inc., a Massachusetts corporation (the “Company”), on             , 200[    ] (the “Grant Date”) to [            ], a director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2000 Stock Incentive Plan (the “Plan”), a total of [            ] shares (the “Shares”) of common stock, $.02 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire on [            ] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) as to one third of the original number of Shares on the Grant Date and as to an additional one third of the original number of Shares on each of the first anniversary of the Grant Date and the second anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing in form reasonably acceptable to the Company, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company (an “Eligible Director”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Director for any reason, then, except as provided in paragraph (d) below, the right to exercise this option shall terminate 60 days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Director, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

4. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

5. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer.

Lifeline Systems, Inc.

Dated:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2000 Stock Incentive Plan.

PARTICIPANT:

Address: